Exhibit 99.2

Rural Cellular Corporation
2nd Quarter 2003
Financial Results Teleconference Commentary
August 5th, 2003

Teleconference Administrative Topics
Chris Boraas

•	Good morning, everyone.

•	As a reminder, this call is being broadcast live through our Web site, at WWW.RCCWIRELESS.COM.

•	An archive will also be made available in the investor relations’ section of our Web site.

•	In addition, after the completion of this call, a dial-in replay will be available through August 11, 2003.

•	A Form 8-K will also be filed today including as exhibits the text from today’s teleconference and the press release.

•	Presenting this morning will be Richard Ekstrand, RCC’s President and CEO, and Wesley Schultz, RCC’s chief financial officer.

•	Following the opening remarks, Rick, Wes and Ann Newhall, RCC’s Chief Operating Officer, will be available to take your questions.

•	In the interest of time, please try to limit your questions to two.

•	Before we begin, I want to state that any comments about RCC’s future prospects are forward-looking and therefore involve certain risks and uncertainties, including but not limited to: competitive considerations, success of customer enrollment and retention initiatives, the ability to increase wireless usage and reduce customer acquisition costs, the ability to negotiate favorable roaming agreements, the ability to service debt, the resolution of certain network technology issues and other factors discussed in RCC’s Report on Form 10-K for the year ended December 31, 2002 and from time to time, in other filings with the Securities and Exchange Commission.

•	In the course of this conference call, we will be referencing Non-GAAP performance measures.

•	For a reconciliation of Non-GAAP financial measures to comparable GAAP measures, please refer to our web site where you will find a Non-GAAP to GAAP reconciliation included in our August 4th, 2003 press release.

•	And with that, I’ll turn it over to Rick Ekstrand.

CEO Discussion
Richard Ekstrand

•	Thanks, Chris, and good morning, everyone.

•	As you probably all know, we’ve been pretty busy since our last call.

•	So in the spirit of efficiency, let’s get right to the point:

1)	our operations continue to be very strong and sustainable,

2)	our network and roaming strategy presents a solid future, and,

3)	we’ve made and continue to explore improvements to our capital structure.

•	On the operating front, our strategy has not changed.

•	It’s all about balanced growth.

•	We do not favor any one key operating metric while sacrificing another.

•	We understand the importance of growing and keeping the right customers.

•	And we vigorously explore new ways to bring efficiency to operations that will be reflected in EBITDA and free cash flow growth.

•	And now, because we kept our eye on business fundamentals, RCC has reached another milestone.

•	Driven by a 13% increase in service revenue over last year, continued strong roaming revenue, and effective cost controls, we are now reporting net income for the quarter of $382,000.

•	Contributing to our increased service revenue this quarter was our third consecutive quarter of year-over-year growth in local service revenue per customer, with this quarter coming in at $44 compared to $41 last year.

•	New features such as SMS contributed to this trend; however, the bottom line is that our customers are simply using their phones more and more.

•	They are indeed “Part of Life Here.”

•	Network minutes continue to increase as shown by approximately a 35% increase over last year.

•	Also contributing to our improved service revenue was our Universal Service Fund Support.

•	During the second quarter of this year, we reported $2.5 million in support because of our ETC certification in Alabama, Mississippi and Washington.

•	We have since received certification in Maine and Vermont and expect support payments to begin during the fourth quarter of this year.

•	We have recently received conditional ETC status in Minnesota and look forward to receiving support payments in the first quarter of next year.

•	Service revenue growth combined with stable roaming levels and efficient operating costs made for a great quarter, but it is important to understand that what got us to this point was continued focus and determination from our employees.

•	So we again express our thanks to a very dedicated group of individuals.

•	Our team fully understands that profitability this quarter is great, but the quarter is now over and we are on to the next, pursuing continued improvement in all areas of our operation which we believe will further drive good results.

•	Moving on to the network front, we continue to proceed with a GSM/GPRS network overlay in our Northeast region and a CDMA 1XRTT overlay in our Midwest region.

•	Although the overlays will be a multiple year process, they will be operational on a limited basis in both of these regions by yearend.

•	And as you already know, we are still evaluating overlay options in our South and Northwest regions.

•	In conjunction with the planned overlays, we’ve entered into roaming agreements with Cingular effective June 2003 through December 2007 and with AT&T Wireless effective June 2003 through March 2006 with our option to continue the agreement until 2008.

•	Other long-term roaming arrangements also support our stable roaming revenue outlook.

•	To this point, we’ve been talking about our overlays in terms of our roaming customers, but just as importantly, these networks will be a platform for us to provide advanced services to our customers adding further value and growing service revenue.

•	Now a few thoughts regarding recent developments; we are pleased with the results of our senior notes offering and also the amended credit facility.

•	Some market concerns were also addressed with the completion of the notes and amendment including:

1) Total leverage covenants; and

2) Near-term debt amortization requirements.

•	So let’s wrap it up.

•	Last quarter we said we would bring continued efficiency to operations,

•	This quarter we generated very strong EBITDA margins.

•	Last quarter, we said we would build and position networks for the future.

•	This quarter we announced significant network and roaming agreements and are close to completing a major equipment vendor agreement.

•	Last quarter we said we would grow and keep the right customers.

•	This quarter we have increased LSR, achieved solid organic growth in service revenue and maintained strong retention.

•	Last quarter we indicated we would generate free cash flow.

•	And this quarter, we topped free cash flow, we had net income.

•	And with that, I’ll turn it over to Wesley Schultz, our CFO, for a financial wrap-up of our second quarter.

CFO Discussion
Wesley E. Schultz

•	Thanks, Rick.

•	Net income of $0.03 per share is a beginning and it affirms the goal we are all working towards.

•	And although continued net income is something to watch for in future quarters, I would like to remind everyone of the seasonal aspects of our business and also of the upcoming 3rd quarter write-off through interest expense of approximately $6.0 million in debt issuance costs as a result of our recent pay down of credit facility borrowings.

•	But our business is also about cash management, and once again, we have demonstrated our ability to increase EBITDA with $61 million for the quarter as compared to $59 million last year.

•	Wireless Alliance accounted for approximately $924,000 of this total.

•	On the surface EBITDA growth may appear to have slowed, so I want to explain how a change in the emphasis of our marketing plans affected EBITDA this quarter as it did in the first quarter.

•	Our customer promotion activities during the first half of last year utilized phone rental programs, capitalizing $6.4 million in handset costs during the second quarter of last year.

•	As you may recall, starting in the 3rd quarter of 2002, we have not utilized this program.

•	Under the phone rental programs, RCC retains ownership of the customers’ handset.

•	Taking this into account, EBITDA actually grew at a double-digit rate.

•	As Rick mentioned, service revenue was a dramatic contributor to the success of this quarter as we have consistently added value to the service we provide to our customers.

•	As result, we were able to increase our LSR by $3 over last year.

•	In addition, our retention continues to be strong at 98.4%.

•	On the customer front, we continue to feel that quality postpaid customer growth represents our best opportunity for revenue enhancement.

•	Although we are less than satisfied with our customer growth this quarter, we have balanced this against our positive growth in LSR.

•	Going forward, we continue to believe we will get our share of new customers as the markets we serve continue to grow.

•	Digital customers at the end of the quarter continue to account for more than 80% of our total customer base.

•	On the accounting front, I would like to clarify that service revenue now includes the pass-through amounts that RCC charges its customers for Universal Service Funding which in turn are offset by an increase in SG&A.

•	For the three and six month periods ended June 30, 2003, this amount was $2.5 million and $3.7 million, respectively.

•	For the three and six month periods ended June 30, 2002, this amount was $1.2 million and $2.4 million, respectively

•	This revenue is not included in our LSR or ARPU calculations.

•	We are seeing increased usage by our own customers as well as by roamers who use our networks.

•	During our last teleconference we had indicated that roaming for the second quarter would be down from the prior year.

•	Roaming revenue was essentially flat at $31.8 million when compared to last year if you consider that the Wireless Alliance received a one time retroactive roaming payment of $2 million in the second quarter of 2002.

•	The effect of yield declines continues to be softened by significant increases in minutes of use.

•	Based on our most recent forecast trends, we currently believe roaming revenues for this year will likely be slightly above last year.

•	The cost side of our operations continues to reflect efficiency improvement.

•	Network cost as a percentage of total revenues decreased to 19.3% compared with 21.8% last year.

•	Incollect minutes continue to grow; yet average incollect cost per minute dropped, resulting in incollect expense for the quarter declining to $11.9 million from $12.4 last year.

•	Although SG&A is up this quarter, a portion of the increase resulted from legal costs related to obtaining ETC eligibility and certification in several states.

•	We also experienced a sharp increase in carrier service fees resulting from roaming minute volume increases.

•	And finally, the pass through USF cost for the quarter was up by approximately $1 million over last year.

•	Now, turning to our balance sheet.

•	We had net capital expenditures of $14.1 million this quarter.

•	It is important to note that we are limiting our investment in TDMA as we prepare for our next generation technology overlays.

•	We expect capital expenditures to be significantly higher during the 2nd half of this year.

•	We are also affirming our earlier guidance that capital expenditures will be approximately $190 to $230 for 2003 through 2005.

•	I also would like to express my satisfaction with the recently completed senior notes offering and our credit facility amendment.

•	Under the amended facility,

•	We have reset our financial covenants providing us with room to operate the company,

•	there will be no mandatory amortization payments under the credit facility until June 2005,

•	there will be an available undrawn revolver commitment of $60.0 million, and

•	there will be no reductions in commitments of this revolving credit facility until June 2007.

•	Other amendments to the credit facility include provisions that establish a basket for repurchases, repayments, redemptions, dividend payments or other acquisitions of senior notes, subordinated debt, and preferred stock.

•	As of August 1, 2003, reflecting the closing of both the offering and the credit facility amendment, we had $541 million drawn under our credit facility and were in compliance with all covenants.

•	Thank you. Now, I will turn the teleconference back to Michelle, who will poll you for any questions.

RICK’S CONCLUSION

•	Thanks again for your interest in Rural Cellular.

•	The wireless industry is expanding and RCC is clearly going to be part of this growth,

•	Our operations are strong and sustainable,

•	Our network and roaming strategy presents a solid future,

•	And with that, I look forward to discussing our 3rd quarter progress in November.